Exhibit 99.1

October 22, 2014
MEDIA & INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q3 2014

DALLAS - October 22, 2014 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the third quarter of 2014.

“We are pleased to report another strong quarter of operating results and exceptional growth in loans and deposits,” said Keith Cargill, President and CEO. ”The business model is producing growth in key lines of business, with the anticipated improvements in operating leverage while maintaining a critical focus on credit quality. We are producing favorable returns for our shareholders and building liquidity as we position the Company to take advantage of opportunities in our markets and lines of business.”

•	Loans held for investment, excluding mortgage finance, increased 6% and total loans increased 5% on a linked quarter basis, growing 20% and 31%, respectively, from the third quarter of 2013.

•	Mortgage finance loans increased 2% on a linked quarter basis and 67% from the third quarter of 2013.

•	Demand deposits increased 13% and total deposits increased 9% on a linked quarter basis, growing 46% and 31%, respectively, from the third quarter of 2013.

•	Net income increased 10% on a linked quarter basis and from the third quarter of 2013.

•	EPS increased 10% on a linked quarter basis and increased 5% from the third quarter of 2013.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q3 2014	Q3 2013	% Change
QUARTERLY OPERATING RESULTS(1)
Net income	$36,832	$33,474	10%
Net income available to common stockholders	$34,394	$31,037	11%
Diluted EPS	$0.78	$0.74	5%
ROA	1.07%	1.25%
ROE	12.11%	13.74%
Diluted shares	43,850	41,792

BALANCE SHEET(1)
Total assets	$14,266,214	$10,797,448	32%
Demand deposits	4,722,479	3,242,060	46%
Total deposits	11,715,808	8,957,081	31%
Loans held for investment	9,686,134	8,051,328	20%
Loans held for investment, mortgage finance	3,774,467	2,262,085	67%
Total loans	13,460,601	10,313,413	31%
Stockholders’ equity	1,297,922	1,066,629	22%

(1)	Operating results, assets and loans are reported from continuing operations

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income from continuing operations of $36.8 million and net income available to common stockholders of $34.4 million for the quarter ended September 30, 2014, compared to $33.5 million and $31.0 million, respectively, for the same period in 2013. On a fully diluted basis, earnings per common share from continuing operations were $.78 for the three months ended September 30, 2014, compared to $.74 for the same period in 2013. The discussion below relates only to continuing operations.

Return on average common equity (“ROE”) was 12.11 percent and return on average assets (“ROA”) was 1.07 percent for the third quarter of 2014, compared to 13.74 percent and 1.25 percent, respectively, for the third quarter of 2013. During the first quarter of 2014, we completed an equity offering of 1.9 million common shares, which increased common equity by $106.5 million. We also completed a $175 million subordinated debt offering during the first quarter of 2014. Both of these transactions had the effect of reducing ROE. The ROA decrease also resulted from a combination of reduced yields on loans and the increase in liquidity assets.

Net interest income was $125.7 million for the third quarter of 2014, compared to $108.8 million in the third quarter of 2013 and $115.4 million for the second quarter of 2014. The net interest margin in the third quarter of 2014 was 3.77 percent, a 44 basis point decrease from the third quarter of 2013 and a 10 basis point decrease from the second quarter of 2014. The 10 basis point decrease in net interest margin from the second quarter of 2014 is due to the growth in loans with lower yields, primarily due to the increased proportion of mortgage finance loans to total loans, as well as an increase in liquidity assets, which includes Federal funds sold and deposits in other banks. The year-over-year decrease in net interest margin is primarily due to the growth in loans with lower yields and the increase in the average balance of liquidity assets. The cost of total deposits and borrowed funds decreased slightly to 16 basis points for the third quarter of 2014 compared to 17 basis points for the third quarter of 2013.

Average loans, excluding mortgage finance loans, for the third quarter of 2014 were $9.4 billion, an increase of $1.7 billion, or 22 percent, from the third quarter of 2013, and an increase of $439.0 million, or 5 percent, from the second quarter of 2014. Average mortgage finance loans for the third quarter of 2014 increased $1.1 billion to $3.5 billion compared to the third quarter of 2013 and increased $630.2 million from the second quarter of 2014.

Average total deposits for the third quarter of 2014 increased $2.8 billion from the third quarter of 2013 and increased $1.6 billion from the second quarter of 2014. Average demand deposits for the third quarter of 2014 increased $1.5 billion, or 49 percent, to $4.7 billion from $3.1 billion during the third quarter of 2013 and increased $1.0 billion, or 29 percent, from the second quarter of 2014.

We continued to experience decreasing levels of non-performing assets in the third quarter of 2014. Credit costs, including the provision for credit losses and valuation charges related to other real estate owned (“OREO”), totaled $6.5 million in the third quarter of 2014 compared to $5.0 million in the third quarter of 2013 and $4.0 million in the second quarter of 2014. We recorded a $6.5 million provision for credit losses in the third quarter of 2014 compared to $5.0 million in the third quarter of 2013 and $4.0 million in the second quarter of 2014. The provision for the third quarter of 2014 was primarily related to the growth in loans, excluding mortgage finance loans, during the quarter. The combined reserve at September 30, 2014 decreased to 1.06 percent of loans excluding mortgage finance loans due to continuing loan growth, as compared to 1.10 percent at September 30, 2013 and 1.06 percent at June 30, 2014. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the third quarter of 2014, net charge-offs were $595,000 compared to net charge-offs of $46,000 in the third quarter of 2013 and net charge-offs of $2.5 million in the second quarter of 2014. Non-accrual loans were $37.3 million, or .39 percent of loans excluding mortgage finance loans as of September 30, 2014, $35.7 million, or .44 percent, as of September 30, 2013 and $41.6 million, or .45 percent, as of June 30, 2014. At September 30, 2014, total OREO was $617,000 compared to $12.8 million as of September 30, 2013, and $685,000 as of June 30, 2014. The OREO balance of $617,000 at September 30, 2014 does not include a valuation allowance. There was no valuation charge for OREO reflected in non-interest expense in the third quarter of 2014, the third quarter of 2013 or the second quarter of 2014.

Non-interest income decreased $35,000, or less than 1 percent, during the third quarter of 2014 compared to the same period of 2013. Swap fee income decreased $519,000 during the third quarter of 2014 compared to the same period of 2013. These fees fluctuate from quarter to quarter based on the number and volume of transactions closed during the quarter. Offsetting this decrease was a $562,000 increase in other non-interest income during the third quarter 2014.

Non-interest expense for the third quarter of 2014 increased $9.9 million, or 16 percent, to $71.9 million from $62.0 million in the third quarter of 2013. The increase is primarily related to a $7.2 million increase in salaries and employee benefits expense, a $937,000 increase in net occupancy expense, a $937,000 increase in legal and professional expense, a $1.2 million increase in communications and technology expense and a $1.4 million increase in other non-interest expense, all of which were due to general business growth. Offsetting these increases was a $1.6 million decrease in FDIC insurance assessment for the third quarter of 2014 as compared to the third quarter of 2013 due to a $3.0 million one-time assessment related to the reclassification of our mortgage finance assets incurred in the third quarter of 2013.

Stockholders’ equity increased by 22 percent from $1.1 billion at September 30, 2013 to $1.3 billion at September 30, 2014, primarily due to the offering of 1.9 million common shares for net proceeds of $106.5 million in the first quarter of 2014 and retention of net income. The Bank is well capitalized under regulatory guidelines and at September 30, 2014, our ratio of tangible common equity to total tangible assets was 7.9 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, deterioration of the credit quality of our loan portfolio, increased defaults and loan losses, the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes.  These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K and in other filings made by Texas Capital with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2014	2014	2014	2013	2013
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$135,290	$124,813	$116,611	$117,965	$115,217
Interest expense	9,629	9,406	8,296	6,490	6,441
Net interest income	125,661	115,407	108,315	111,475	108,776
Provision for credit losses	6,500	4,000	5,000	5,000	5,000
Net interest income after provision for credit losses	119,161	111,407	103,315	106,475	103,776
Non-interest income	10,396	10,533	10,356	11,184	10,431
Non-interest expense	71,915	69,768	69,321	70,291	62,009
Income from continuing operations before income taxes	57,642	52,172	44,350	47,368	52,198
Income tax expense	20,810	18,754	16,089	17,012	18,724
Income from continuing operations	36,832	33,418	28,261	30,356	33,474
Income from discontinued operations (after-tax)	−	3	4	3	2
Net income	36,832	33,421	28,265	30,359	33,476
Preferred stock dividends	2,438	2,437	2,438	2,438	2,437
Net income available to common stockholders	$34,394	$30,984	$25,827	$27,921	$31,039
Diluted EPS from continuing operations	$.78	$.71	$.60	$.67	$.74
Diluted EPS	$.78	$.71	$.60	$.67	$.74

Diluted shares	43,849,838	43,845,015	43,219,961	41,888,768	41,791,674

CONSOLIDATED BALANCE SHEET DATA
Total assets	$14,266,214	$13,532,536	$12,143,296	$11,714,397	$10,797,448
Loans held for investment	9,686,134	9,152,715	8,928,033	8,486,309	8,051,328
Loans held for investment, mortgage finance	3,774,467	3,700,253	2,688,044	2,784,265	2,262,085
Securities	43,938	49,330	52,960	63,214	67,815
Demand deposits	4,722,479	4,181,774	3,451,294	3,347,567	3,242,060
Total deposits	11,715,808	10,757,316	9,729,128	9,257,379	8,957,081
Other borrowings	735,689	1,000,548	678,026	1,025,630	449,724
Subordinated notes	286,000	286,000	286,000	111,000	111,000
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,297,922	1,262,816	1,230,131	1,096,350	1,066,629

End of period shares outstanding	43,179,134	43,105,444	42,958,803	41,036,370	40,934,623
Book value (excluding securities gains/losses)	$26.55	$25.78	$25.11	$23.02	$22.35
Tangible book value (excluding securities gains/losses)(1)	$26.07	$25.29	$24.62	$22.50	$21.82

SELECTED FINANCIAL RATIOS
Net interest margin	3.77%	3.87%	3.99%	4.21%	4.21%
Return on average assets	1.07%	1.08%	1.01%	1.10%	1.25%
Return on average common equity	12.11%	11.38%	10.20%	11.94%	13.74%
Non-interest income to earning assets	.31%	.35%	.38%	.42%	.40%
Efficiency ratio(2)	52.9%	55.4%	58.4%	57.3%	52.0%
Efficiency ratio (excluding OREO valuation/write-down)(3)	52.9%	55.4%	58.4%	56.9%	52.0%
Non-interest expense to earning assets	2.16%	2.34%	2.55%	2.65%	2.40%
Non-interest expense to earning assets (excluding OREO valuation charge)	2.16%	2.34%	2.55%	2.63%	2.40%
Tangible common equity to total tangible assets(4)	7.9%	8.1%	8.7%	7.9%	8.3%

(1)	Stockholders’ equity excluding preferred stock and accumulated other comprehensive income, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)	Non-interest expense excluding OREO valuation/write-down expenses divided by the sum of net interest income and non-interest income.

(4)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2014	September 30, 2013	% Change
Assets
Cash and due from banks	$102,503	$118,268	(13)%
Interest-bearing deposits	427,199	76,690	457%
Federal funds sold and securities purchased under resale agreements	−	100	(100)%
Securities, available-for-sale	43,938	67,815	(35)%
Loans held for sale from discontinued operations	288	296	(3)%
Loans held for investment, mortgage finance	3,774,467	2,262,085	67%
Loans held for investment (net of unearned income)	9,686,134	8,051,328	20%
Less: Allowance for loan losses	96,322	84,006	15%
Loans held for investment, net	13,364,279	10,229,407	31%
Premises and equipment, net	17,640	12,653	39%
Accrued interest receivable and other assets	289,892	271,052	7%
Goodwill and intangibles, net	20,763	21,463	(3)%
Total assets	$14,266,502	$10,797,744	32%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$4,722,479	$3,242,060	46%
Interest bearing	6,586,903	5,344,152	23%
Interest bearing in foreign branches	406,426	370,869	10%
Total deposits	11,715,808	8,957,081	31%

Accrued interest payable	1,908	743	157%
Other liabilities	115,769	99,161	17%
Federal funds purchased and repurchase agreements	285,678	199,693	43%
Other borrowings	450,011	250,031	80%
Subordinated notes	286,000	111,000	158%
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	12,968,580	9,731,115	33%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at September 30, 2014 and 2013	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 43,179,551 and 40,935,040 at September 30, 2014 and 2013, respectively	432	409	6%
Additional paid-in capital	558,822	446,249	25%
Retained earnings	587,317	468,191	25%
Treasury stock (shares at cost: 417 at September 30, 2014 and 2013)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	1,359	1,788	(24)%
Total stockholders’ equity	1,297,922	1,066,629	22%
Total liabilities and stockholders’ equity	$14,266,502	$10,797,744	32%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
Interest income
Interest and fees on loans	$134,618	$114,453	$374,724	$324,053
Securities	428	682	1,439	2,394
Federal funds sold	68	22	116	41
Deposits in other banks	176	60	435	172
Total interest income	135,290	115,217	376,714	326,660
Interest expense
Deposits	4,606	3,699	12,882	10,172
Federal funds purchased	82	152	292	570
Repurchase agreements	5	4	13	13
Other borrowings	68	119	321	475
Subordinated notes	4,241	1,829	11,961	5,487
Trust preferred subordinated debentures	627	638	1,862	1,905
Total interest expense	9,629	6,441	27,331	18,622
Net interest income	125,661	108,776	349,383	308,038
Provision for credit losses	6,500	5,000	15,500	14,000
Net interest income after provision for credit losses	119,161	103,776	333,883	294,038
Non-interest income
Service charges on deposit accounts	1,817	1,659	5,277	5,109
Trust fee income	1,190	1,263	3,714	3,773
Bank owned life insurance (BOLI) income	517	423	1,547	1,384
Brokered loan fees	3,821	4,078	10,002	13,600
Swap fees	464	983	2,098	3,616
Other	2,587	2,025	8,647	5,358
Total non-interest income	10,396	10,431	31,285	32,840
Non-interest expense
Salaries and employee benefits	43,189	36,012	125,141	114,744
Net occupancy expense	5,279	4,342	15,120	12,334
Marketing	4,024	3,974	11,578	12,020
Legal and professional	4,874	3,937	17,457	12,584
Communications and technology	4,928	3,696	13,213	10,165
FDIC insurance assessment	2,775	4,357	8,044	6,134
Allowance and other carrying costs for OREO	5	267	61	1,179
Other	6,841	5,424	20,390	17,283
Total non-interest expense	71,915	62,009	211,004	186,443
Income from continuing operations before income taxes	57,642	52,198	154,164	140,435
Income tax expense	20,810	18,724	55,653	49,745
Income from continuing operations	36,832	33,474	98,511	90,690
Income from discontinued operations (after-tax)	−	2	7	2
Net income	36,832	33,476	98,518	90,692
Preferred stock dividends	2,438	2,437	7,313	4,956
Net income available to common stockholders	$34,394	$31,039	$91,205	$85,736

Basic earnings per common share:
Income from continuing operations	$.80	$.76	$2.13	$2.10
Net income	$.80	$.76	$2.13	$2.10

Diluted earnings per common share:
Income from continuing operations	$.78	$.74	$2.09	$2.05
Net income	$.78	$.74	$2.09	$2.05

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2014	2014	2014	2013	2013
Reserve for loan losses:
Beginning balance	$91,114	$90,234	$87,604	$84,006	$79,428
Loans charged-off:
Commercial	992	5,190	2,336	1,605	496
Real estate	—	246	50	—	13
Consumer	—	40	61	—	—
Leases	—	—	—	—	2
Total loans charged-off	992	5,476	2,447	1,605	511
Recoveries:
Commercial	330	2,940	210	225	233
Real estate	2	35	8	60	195
Consumer	35	6	25	9	19
Leases	30	18	124	43	18
Total recoveries	397	2,999	367	337	465
Net charge-offs	595	2,477	2,080	1,268	46
Provision for loan losses	5,803	3,357	4,710	4,866	4,624
Ending balance	$96,322	$91,114	$90,234	$87,604	$84,006

Reserve for off-balance sheet credit losses:
Beginning balance	$5,623	$4,980	$4,690	$4,556	$4,180
Provision for off-balance sheet credit losses	697	643	290	134	376
Ending balance	$6,320	$5,623	$4,980	$4,690	$4,556

Total reserves for credit losses	$102,642	$96,737	$95,214	$92,294	$88,562

Total provision for credit losses	$6,500	$4,000	$5,000	$5,000	$5,000

Reserve to loans	.72%	.71%	.78%	.78%	.81%
Reserve to loans excluding mortgage finance loans(2)	.99%	1.00%	1.01%	1.03%	1.04%
Reserve to average loans	.75%	.77%	.84%	.84%	.83%
Reserve to average loans excluding mortgage finance loans(2)	1.02%	1.01%	1.04%	1.08%	1.09%
Net charge-offs to average loans(1)	.02%	.08%	.08%	.05%	.00%
Net charge-offs to average loans excluding mortgage finance loans(1)(2)	.03%	.11%	.10%	.06%	.00%
Net charge-offs to average loans for last twelve months(1)	.05%	.06%	.06%	.05%	.07%
Net charge-offs to average loans, excluding mortgage finance loans, for last twelve months(1)(2)	.07%	.07%	.07%	.07%	.10%
Total provision for credit losses to average loans(1)	.20%	.14%	.19%	.19%	.20%
Total provision for credit losses to average loans excluding mortgage finance loans(1)(2)	.27%	.18%	.23%	.24%	.26%
Combined reserves for credit losses to loans	.76%	.75%	.82%	.82%	.86%
Combined reserves for credit losses to loans, excluding mortgage finance loans(2)	1.06%	1.06%	1.07%	1.09%	1.10%

Non-performing assets (NPAs):
Non-accrual loans	$37,733	$41,565	$43,213	$32,375	$35,737
Other real estate owned (OREO)	617	685	2,420	5,110	12,805
Other repossessed assets	—	—	—	—	—
Total	$38,350	$42,250	$45,633	$37,485	$48,542

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2014	2014	2013	2013	2013

Non-accrual loans to loans	.28%	.32%	.37%	.29%	.35%
Non-accrual loans to loans excluding mortgage finance loans(2)	.39%	.45%	.48%	.38%	.44%
Total NPAs to loans plus OREO	.28%	.33%	.39%	.33%	.47%
Total NPAs to loans excluding mortgage finance loans plus OREO(2)	.40%	.46%	.51%	.44%	.60%
Total NPAs to earning assets	.28%	.32%	.39%	.33%	.47%
Reserve for loan losses to non-accrual loans	2.6x	2.2x	2.1x	2.7x	2.4x

Restructured loans	$1,853	$249	$2,825	$1,935	$4,691
Loans past due 90 days and still accruing(3)	$6,102	$4,793	$7,869	$9,325	$7,510

Loans past due 90 days to loans	.05%	.04%	.07%	.08%	.07%
Loans past due 90 days to loans excluding mortgage finance loans(2)	.06%	.05%	.09%	.11%	.09%

(1)	Interim period ratios are annualized.

(2)
Mortgage finance loans were previously classified as loans held for sale but have been reclassified as loans held for investment. The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At September 30, 2014, loans past due 90 days and still accruing includes premium finance loans of $5.3 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2014	2014	2014	2013	2013
Interest income
Interest and fees on loans	$134,618	$124,234	$115,872	$117,261	$114,453
Securities	428	471	540	621	682
Federal funds sold	68	8	40	24	22
Deposits in other banks	176	100	159	59	60
Total interest income	135,290	124,813	116,611	117,965	115,217
Interest expense
Deposits	4,606	4,246	4,030	3,858	3,699
Federal funds purchased	82	115	95	116	152
Repurchase agreements	5	4	4	5	4
Other borrowings	68	181	72	40	119
Subordinated notes	4,241	4,241	3,479	1,840	1,829
Trust preferred subordinated debentures	627	619	616	631	638
Total interest expense	9,629	9,406	8,296	6,490	6,441
Net interest income	125,661	115,407	108,315	111,475	108,776
Provision for credit losses	6,500	4,000	5,000	5,000	5,000
Net interest income after provision for credit losses	119,161	111,407	103,315	106,475	103,776
Non-interest income
Service charges on deposit accounts	1,817	1,764	1,696	1,674	1,659
Trust fee income	1,190	1,242	1,282	1,250	1,263
Bank owned life insurance (BOLI) income	517	521	509	533	423
Brokered loan fees	3,821	3,357	2,824	3,380	4,078
Swap fees	464	410	1,224	1,904	983
Other	2,587	3,239	2,821	2,443	2,025
Total non-interest income	10,396	10,533	10,356	11,184	10,431
Non-interest expense
Salaries and employee benefits	43,189	39,896	42,056	43,008	36,012
Net occupancy expense	5,279	5,073	4,768	4,487	4,342
Marketing	4,024	3,795	3,759	4,183	3,974
Legal and professional	4,874	7,181	5,402	5,520	3,937
Communications and technology	4,928	4,361	3,924	3,597	3,696
FDIC insurance assessment	2,775	2,544	2,725	1,923	4,357
Allowance and other carrying costs for OREO	5	11	45	609	267
Litigation settlement expense	—	—	—	—	(908)
Other	6,841	6,907	6,642	6,964	6,332
Total non-interest expense	71,915	69,768	69,321	70,291	62,009
Income from continuing operations before income taxes	57,642	52,172	44,350	47,368	52,198
Income tax expense	20,810	18,754	16,089	17,012	18,724
Income from continuing operations	36,832	33,418	28,261	30,356	33,474
Income from discontinued operations (after-tax)	—	3	4	3	2
Net income	36,832	33,421	28,265	30,359	33,476
Preferred stock dividends	2,438	2,437	2,438	2,438	2,437
Net income available to common shareholders	$34,394	$30,984	$25,827	$27,921	$31,039

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates Continuing Operations
(Dollars in thousands)
	3rd Quarter 2014			2nd Quarter 2014			1st Quarter 2014			4th Quarter 2013			3rd Quarter 2013
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities - Taxable	$41,716	$383	3.64%	$44,216	$410	3.72%	$47,027	$442	3.81%	$50,281	$480	3.79%	$54,838	$522	3.78%
Securities - Non-taxable(2)	4,697	69	5.83%	6,271	94	6.01%	10,554	151	5.80%	14,786	217	5.82%	16,879	246	5.78%
Federal funds sold and securities purchased under resale agreements	105,793	68	0.26%	14,997	8	0.21%	73,746	40	0.22%	59,409	24	0.16%	78,896	22	0.11%
Deposits in other banks	283,062	176	0.25%	183,061	100	0.22%	230,296	159	0.28%	99,185	59	0.24%	88,717	60	0.27%
Loans held for investment, mortgage finance loans	3,452,782	27,275	3.13%	2,822,560	23,231	3.30%	2,027,264	16,782	3.36%	2,238,730	20,236	3.59%	2,362,118	22,547	3.79%
Loans held for investment	9,423,259	107,343	4.52%	8,984,230	101,003	4.51%	8,717,969	99,090	4.61%	8,142,569	97,025	4.73%	7,731,901	91,906	4.72%
Less reserve for loan losses	91,427	—	—	90,105	—	—	87,686	—	—	84,009	—	—	79,551	—	—
Loans, net of reserve	12,784,614	134,618	4.18%	11,716,685	124,234	4.25%	10,657,547	115,872	4.41%	10,297,290	117,261	4.52%	10,014,468	114,453	4.53%
Total earning assets	13,219,882	135,314	4.06%	11,965,230	124,846	4.19%	11,019,170	116,664	4.29%	10,520,951	118,041	4.45%	10,253,798	115,303	4.46%
Cash and other assets	409,727			396,938			382,198			378,315			383,968
Total assets	$13,629,609			$12,362,168			$11,401,368			$10,899,266			$10,637,766

Liabilities and Stockholders’ Equity
Transaction deposits	$1,010,003	$287	0.11%	$895,827	$170	0.08%	$782,301	$80	0.04%	$787,720	$76	0.04%	$794,630	$102	0.05%
Savings deposits	4,991,779	3,519	0.28%	4,679,140	3,395	0.29%	4,591,493	3,304	0.29%	4,365,746	3,079	0.28%	4,057,792	2,863	0.28%
Time deposits	485,558	475	0.39%	401,024	390	0.39%	375,563	351	0.38%	385,546	394	0.41%	402,920	414	0.41%
Deposits in foreign branches	369,202	325	0.35%	350,043	291	0.33%	355,857	295	0.34%	348,240	309	0.35%	357,532	320	0.36%
Total interest bearing deposits	6,856,542	4,606	0.27%	6,326,034	4,246	0.27%	6,105,214	4,030	0.27%	5,887,252	3,858	0.26%	5,612,874	3,699	0.26%
Other borrowings	309,868	155	0.20%	666,405	300	0.18%	293,012	171	0.24%	314,018	161	0.20%	539,767	275	0.20%
Subordinated notes	286,000	4,241	5.88%	286,000	4,241	5.95%	227,667	3,479	6.20%	111,000	1,840	6.58%	111,000	1,829	6.54%
Trust preferred subordinated debentures	113,406	627	2.19%	113,406	619	2.19%	113,406	616	2.20%	113,406	631	2.21%	113,406	638	2.23%
Total interest bearing liabilities	7,565,816	9,629	0.50%	7,391,845	9,406	0.51%	6,739,299	8,296	0.50%	6,425,676	6,490	0.40%	6,377,047	6,441	0.40%
Demand deposits	4,669,772			3,629,941			3,381,501			3,289,307			3,124,602
Other liabilities	117,418			98,595			103,514			106,461			89,640
Stockholders’ equity	1,276,603			1,241,787			1,177,054			1,077,822			1,046,477
Total liabilities and stockholders’ equity	$13,629,609			$12,362,168			$11,401,368			$10,899,266			$10,637,766

Net interest income(2)		$125,685			$115,440			$108,368			$111,551			$108,862
Net interest margin			3.77%			3.87%			3.99%			4.21%			4.21%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.